UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2013

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2013, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders. There were 34,994,208 shares of common stock eligible to vote at the 2013 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1.              Election of directors for a one-year term expiring at the 2014 Annual Meeting of Stockholders:

			Broker
	Votes For	Votes Withheld	Non-votes
Alan J. Bowers	28,263,783	131,986	3,889,932
Andrew C. Florance	28,263,783	131,986	3,889,932
Mitchell M. Gaynor	28,263,983	131,786	3,889,932
Cynthia A. Hallenbeck	28,263,783	131,986	3,889,932
Michael D. Malone	28,263,983	131,786	3,889,932
John Rice	28,263,783	131,986	3,889,932
Dana L. Schmaltz	28,263,783	131,986	3,889,932
Howard W. Smith, III	28,264,083	131,686	3,889,932
Edmund F. Taylor	28,150,253	245,516	3,889,932
William M. Walker	28,251,078	144,691	3,889,932

2.              Ratification of appointment of KPMG LLP as our independent registered accounting firm for 2013:

			Broker
Votes For	Votes Against	Abstentions	Non-votes
32,222,175	9,066	54,460	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: June 6, 2013	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President,
General Counsel & Secretary